Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333-270756 and 333-275430) and Form S-8 (No. 333-263815) of Vertical Aerospace Ltd. of our report dated March 14, 2024 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP
Bristol, United Kingdom

March 14, 2024